BRADLEY PHARMACEUTICALS, INC.
                         CONDENSED CONSOLIDATED
                        STATEMENTS OF OPERATIONS
                              (UNAUDITED)



                                                      Three Months Ended
                                                           March 31,
                                                  --------------------------
                                                      2002          2001
                                                  --------------------------

Net sales                                        $  9,293,326  $  5,283,109
Cost of sales                                       1,110,544       987,654
                                                  -----------   -----------
                                                    8,182,782     4,295,455
                                                  -----------   -----------

Selling, general and
  administrative expenses                           5,159,738     3,534,639
Depreciation and amortization                         274,222       244,214
Interest expense (income) - net                       (77,022)       39,987
                                                  -----------   -----------
                                                    5,356,938     3,818,840
                                                  -----------   -----------

Income before
  income taxes                                      2,825,844       476,615

Income tax expense                                  1,102,000       172,000
                                                  -----------   -----------

Net income                                       $  1,723,844  $    304,615
                                                  ===========   ===========

Net income
  per common share
     Basic                                       $       0.17  $       0.04
                                                  ===========   ===========
     Diluted                                     $       0.15  $       0.04
                                                  ===========   ===========

Weighted average number
  of common shares
     Basic                                         10,430,000     7,970,000
                                                  ===========   ===========
     Diluted                                       11,570,000     8,600,000
                                                  ===========   ===========



          See Notes to Condensed Consolidated Financial Statements




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